Exhibit 5.f

February 8, 2005

Bertrand Caradet

Membre du Barreau de Paris

Kathie D. Claret

Membre des Barreaux de Paris et New York

Gillian C. Lemaire

Membre du Barreau de Paris et Solicitor (Ecosse)

Jonathan A. Schur

Membre des Barreaux de Paris et New York

Joseph J. Smallhoover

Membre des Barreaux de Paris,

Californie et Pennsylvanie

Crown European Holdings

Le Colisee I

Rue Fructidor

75830 Paris Cedex 17

France

Crown Zeller France

Société de Participations CarnaudMetalbox

Crown Astra

Crown Polyflex

Crown Bevcan France

Crown Emballage France

Crown Développement

67 rue Arago

93400 Saint-Ouen

France

Dechert LLP

4000 Bell Atlantic Tower

1717 Arch Street

Philadelphia, PA 19103

Re:	Registration Statement of Form S-4 - Registration No. 120780

Gentlefolk:

We have acted as special French legal advisers to Crown European Holdings S.A. (the “Company”) and the other Opinion Parties (as defined below) in France in connection with the filing of the Registration Statement on Form S-4 originally filed by the Company and its co-registrants listed therein (the “Guarantors”) on November 24, 2004, with the Securities and Exchange Commission under the Securities Act of 1933, as amended, the “Securities Act”), as amended from time to time, (the “Registration Statement”) and the Trust Indenture Act of 1939, as amended, relating to the proposed issuance of (a) 6 1/4% First Priority Senior Secured Notes due 2011 in the principal amount of € 460,000,000 (the “New Notes”) and (b) guarantees of the New Notes (the “New Guarantees”) by the Guarantors.

The New Notes and the New Guarantees are to be issued pursuant to the terms of the Indenture filed as Exhibit 4.l to the Registration Statement (the “Indenture”) between the Company, the Guarantors and Wells Fargo Bank, N.A. as trustee. Upon the Registration Statement becoming effective under the Securities Act, the Company and the Guarantors will offer to exchange (a) up to:

(i)	6 1/4% First Priority Senior Secured Notes due 2011 in the principal amount of € 350,000,000 issued and sold on September 1, 2004, and

February 8, 2005

(ii)	6 1/4% First Priority Senior Secured Notes due 2011 in the principal amount of € 110,000,000 issued and sold on October 6, 2004 together, the “Old Notes” for the New Notes, and (b) guarantees of the Old Notes by the Guarantors (the “Old Guarantees”) for the New Guarantees.

1.	Definitions.

For the purposes of this opinion, the following terms have the meaning set forth below:

“Corporate Documents” refers to (i) the corporate data listed in Schedule 3 hereto and (ii) the corporate approvals listed in Schedule 4 hereto.

“French Law” refers to the laws and regulations of the French Republic in full force and effect on the date hereof, as interpreted by the Cour de cassation and the Conseil d’Etat (being the supreme courts of the French judicial court and administrative court systems respectively) in their decisions published in prime legal publications as of the date hereof.

“Opinion Parties” means, in relation with such Transaction Documents to which they are respectively party, the Company and other French parties (as listed in Schedule 1) to the Transaction Documents (the “French Subsidiaries”), and “Opinion Party” means any of the Opinion Parties.

“Transaction Documents” refers to the documents listed in Schedule 2 hereto.

2.	Documents reviewed

For the purposes of this opinion we have examined the following documents:

a)	a copy of an executed original of each of the Transaction Documents;

b)	the Corporate Documents;

c)	the Registration Statement.

3.	Assumptions

In rendering this opinion, we have assumed:

a)	Genuineness: that all the Corporate Documents and Transaction Documents submitted to us as originals are authentic and complete and all signatures are genuine;

b)	Authenticity: that all the Corporate Documents and Transaction Documents supplied to us as photocopies or facsimile transmitted copies or other copies conform to the originals and such originals are authentic and complete;

February 8, 2005

c)	Due Execution: that the Transaction Documents and any corporate information or other documents (including without limitation, powers of attorney, constitutional documents, signature specimens, and any board or shareholder resolutions) (i) have been duly executed, authorized and delivered on behalf of all parties thereto (other than the Opinion Parties) by duly authorized persons and in accordance with all applicable laws and (ii) have been freely executed and delivered on behalf of all parties thereto;

d)	Accuracy of Corporate Data: that the information contained in the Corporate Documents was accurate, and has not been altered since the date as of which the relevant document is expressed to have been drawn up or issued;

e)	Corporate Approvals: that the Corporate Approvals have not been amended or revoked and are still in full force and effect;

f)	Arm’s Length: (a) that the Transaction Documents (i) have been executed by the Opinion Parties in good faith and set forth provisions at arm’s length conditions and (ii) have been executed in the corporate interest of each of the Opinion Parties, respectively, and (b) that in particular, granting the New Guarantees does not exceed the respective financial capacity of each of the concerned Opinion Parties;

g)	Non-Bankruptcy: that no order or petition for the redressement judiciaire, liquidation judiciaire, conciliation, or règlement amiable has been made for any of the Opinion Parties since the date the relevant Corporate Data were issued.

This letter of opinion (and any rights or liability deriving from the rendering thereof) shall be governed by, and construed in accordance with French Law and submitted to the competent courts of the French Republic. Words appearing herein in the French language have the meaning ascribed to them in French Law and shall prevail over their translation into English set out herein. No opinion is expressed or implied as to the laws of any other territory or jurisdiction other than the French Republic. We have made no independent investigation of any factual matters.

4.	Opinion

Based upon the foregoing and subject to the reservations set out below, we are of the opinion that:

a)	Each of the Opinion Parties has been duly incorporated, organized or formed and, as the case may be, is validly existing as a Société Anonyme or Société par Actions Simplifiée under French Law;

b)	Each of the Opinion Parties has all requisite corporate or other statutory power and authority to execute, deliver and perform its obligations under the Transaction Documents to which it is a party;

February 8, 2005

c)	The execution, delivery and performance of the New Notes and the New Guarantees issued by the Opinion Parties have been duly authorized by such Opinion Parties.

5.	Reservations and qualifications

We express no opinion as to any agreement, note or other document or undertaking other than as specified in this letter. This opinion is limited to the matters set forth herein and no opinion may be inferred or implied beyond the matters expressly stated in this opinion. Thus, we express no opinion as to the enforceability of any of the Transaction Documents and the choice of law made to govern them.

We assume no obligation to advise the persons to whom it is addressed of any matters occurring after the date hereof

This opinion is being rendered for the benefit of the persons to whom it is addressed.

We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the use of our name in the prospectus contained therein under the caption “Legal Matters”. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations promulgated thereunder.

Dechert Price & Rhoads

February 8, 2005

The Schedules

Following is a list of the names of certain parties mentioned in the Schedules, together with the designations used therein.

Abbreviations:

CD	Crown Developpement SAS
CEH	Crown European Holdings
SPC	Société de Participations CarnaudMetalbox SAS
CEF	Crown Emballage France SAS
Zeller	Crown Zeller France SAS
Astra	Crown Astra SAS
Polyflex	Crown Polyflex SAS
Bevcan	Crown Bevcan France SAS

Schedules

1)	Opinion Parties

2)	Transaction Documents

3)	Corporate Data

4)	Corporate Approvals

February 8, 2005

Schedule 1 - Opinion Parties

1.	CEH
2.	CD
3.	SPC
4.	Astra
5.	Zeller
6.	Polyflex
7.	CEF
8.	Bevcan

February 8, 2005

Schedule 2 - Transaction Documents

Documents	Parties / Signatories

CEH
1.	Indenture, executed on September 1, 2004	CEH / Guarantors named in Schedule II of the Purchase Agreement dated August 11, 2004 / Wells Fargo Bank N.A. (as trustee)

2.	Purchase Agreement, executed on August 11, 2004	CEH / Crown Holdings, Inc. / Guarantors named in Schedule II thereof / Representatives of the Initial Purchasers

3.	Purchase Agreement, executed on September 15, 2004	CEH / Crown Holdings, Inc. / Guarantors named in Schedule II thereof / Representatives of the Initial Purchasers

4.	Registration Rights Agreement, executed on September 1, 2004	CEH / Representatives of the Initial Purchasers / Guarantors

5.	Registration Rights Agreement, executed on October 6, 2004	CEH / Representatives of the Initial Purchasers / Guarantors

6.	Note Guarantees, executed on September 1, 2004	Guarantors named in Schedule II of the Purchase Agreement executed on August 11, 2004

7.	Note Guarantees, executed on October 6, 2004	Guarantors named in Schedule II of the Purchase Agreement executed on September 15, 2004

February 8, 2005

Schedule 3 - Corporate Data
Documents

CD

1.	Original certificate of incorporation dated November 23, 2004 (“K-Bis”)
2.	Certified copy of articles of incorporation updated on January 28, 2004 (“statuts”)
3.	Original certificate of non-bankruptcy dated November 23, 2004 (“certificat de non-faillite”)

CEH

4.	Original certificate of incorporation dated November 23, 2004 (“K-Bis”)
5.	Copy of articles of incorporation updated on February 15, 2003 (“statuts”)
6.	Original certificate of non-bankruptcy dated November 23, 2004 (“certificat de non-faillite”)

SPC

7.	Original certificate of incorporation dated November 23, 2004 (“K-Bis”)
8.	Certified copy of articles of incorporation updated on September 29, 2003 (“statuts”)
9.	Original certificate of non-bankruptcy dated November 23, 2004 (“certificat de non-faillite”)

CEF

10.	Original certificate of incorporation dated November 23, 2004 (“K-Bis”)
11.	Copy of articles of incorporation updated on December 15, 2003 (“statuts”)
12.	Original certificate of non-bankruptcy dated November 23, 2004 (“certificat de non-faillite”)

Astra

13.	Original certificate of incorporation dated November 24, 2004 (“K-Bis”)
14.	Certified copy of articles of incorporation updated on December 15, 2003 (“statuts”)
15.	Original certificate of non-bankruptcy dated November 24, 2004 (“certificat de non-faillite”)

Zeller

16.	Original certificate of incorporation dated November 25, 2004 (“K-Bis”)
17.	Copy of articles of incorporation updated on December 15, 2003 (“statuts”)
18.	Original certificate of non-bankruptcy dated November 29, 2004 (“certificat de non-faillite”)

Polyflex

19.	Original certificate of incorporation dated November 24, 2004 (“K-Bis”)
20.	Copy of articles of incorporation updated on December 15, 2003 (“statuts”)
21.	Original certificate of non-bankruptcy dated November 24, 2004 (“certificat de non-faillite”)

Bevcan

22.	Original certificate of incorporation dated November 24, 2004 (“K-Bis”)
23.	Certified copy of articles of incorporation updated on December 15, 2003 (“statuts”)
24.	Original certificate of non-bankruptcy dated December 1, 2004 (“certificat de non-faillite”)

February 8, 2005

Schedule 6 - Corporate Approvals
Documents

CEH

1.	Certified copy of the minutes of the Board of Directors of CEH dated February 13, 2004
2.	Certified copy of the shareholders’ meeting of CEH dated February 28, 2004
3.	Certified copy of the minutes of the meeting of the Board of Directors of CEH dated August 4, 2004
4.	Certified copy of the minutes of the meeting of the Board of Directors of CEH dated August 10, 2004
5.	Certified copy of the minutes of the meeting of the Board of Directors of CEH dated September 15, 2004